UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                        Date of Report: December 2, 2003



                       SPAN-AMERICA MEDICAL SYSTEMS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



    South Carolina                0-11392                      57-0525804
----------------------         -------------               ------------------
    (State or other             (Commission                   (IRS Employer
    jurisdiction of             File Number)               Identification No.)
    incorporation)


                               70 Commerce Center
                        Greenville, South Carolina 29615
                    (Address of principal executive offices)

        Registrant's telephone number including area code: (864) 288-8877
                                                           ---------------

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

           On November 19, 2003, the Amended & Restated Shareholder Rights Agreement dated March 24, 2003 by and between the Company and American Stock Transfer & Trust Company, as rights agent (the "Rights Agreement"), was amended to delete certain language in the definition of "Person" set forth therein. The Company amended the Rights Agreement pursuant to a settlement agreement with Mr. Jerry Zucker settling litigation against the Company relating to the Rights Agreement. The settlement is described more fully in the press release set forth in Exhibit 99.1 hereto which is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit No.   Exhibit

   4.1 Amendment No. 1 to Amended and Restated Shareholder Rights Agreement, dated November 19, 2003, between Span-America Medical Systems, Inc. and American Stock Transfer & Trust Company, as Rights Agent.

  99.1 Press Release dated November 20, 2003 announcing settlement of litigation with Mr. Jerry Zucker.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         SPAN-AMERICA MEDICAL SYSTEMS, INC.


                                         By:  /s/ James D. Ferguson
                                             -----------------------------------
                                         Name:     James D. Ferguson
                                         Title:    President and Chief Executive
                                                   Officer
Date:  December 2, 2003

                                INDEX TO EXHIBITS


  Exhibit No.   Exhibit

      4.1 Amendment No. 1 to Amended and Restated Shareholder Rights Agreement, dated November 19, 2003, between Span-America Medical Systems, Inc. and American Stock Transfer & Trust Company, as Rights Agent.

     99.1 Press Release dated November 20, 2003 announcing settlement of litigation with Mr. Jerry Zucker.